SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by Registrant        [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))

[ X ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to ss. 240.14A-11(c) or ss. 240.14a-12

                                  HOME BANCORP
                (Name of Registrant as Specified In Its Charter)

                                       N/A
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[   ] Fee paid previously with preliminary materials.

[   ] Check box  if any part of the  fee is  offset as  provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date  Filed:

                            [HOME BANCORP LETTERHEAD]









                                                               December 12, 1996






Dear Shareholder:

         The Board of Directors and Officers of Home Bancorp join me in extending to you a cordial invitation to attend the Second Annual Meeting of Shareholders. The meeting will be held on Tuesday, January 28, 1997 at 2:00 p.m. local time at the Holiday Inn Downtown, 300 East Washington Boulevard, Fort Wayne, Indiana.

         A copy of Home Bancorp's Annual Report is enclosed. The Annual Meeting will include management's report to you on the Company's fiscal 1996 financial and operating performance.

         The formal notice of the Annual Meeting and the Proxy Statement appears on the following pages. After you have read the Proxy Statement, please mark, sign, and return the enclosed proxy card to ensure that your votes on the business matters of the meeting will be recorded.

         We hope that you will attend the meeting. You will have the opportunity to meet your fellow Shareholders. Whether or not you attend, we urge you to return your proxy promptly in the postpaid envelope provided. After returning the proxy, you may vote in person on all matters brought before the meeting.

         We look forward to seeing you and visiting with you on January 28th.

                                                Cordially yours,

                                                /s/W. Paul Wolf

                                                W. Paul Wolf
                                                Chairman of the Board, President
                                                and Chief Executive Officer

                                  Home Bancorp
                       132 East Berry Street, P.O. Box 989
                         Fort Wayne, Indiana 46801-0989
                                 (219) 422-3502


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To be Held on January 28, 1997


         Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Home Bancorp (the "Company") will be held on Tuesday, January 28, 1997 at 2:00 p.m. local time at the Holiday Inn Downtown, located at 300 East Washington Boulevard, Fort Wayne, Indiana.

         A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

          1.   The election of two directors of the Company;

          2. The ratification of the appointment of Crowe, Chizek and Company LLP as independent auditors for the Company for the fiscal year ending September 30, 1997; and

such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Shareholders of record at the close of business on December 2, 1996 are the shareholders entitled to vote at the Meeting and any adjournments thereof.

         You are requested to complete and sign the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                            By Order of the Board of Directors

                                            /s/W. Paul Wolf

                                            W. Paul Wolf
                                            Chairman of the Board, President
                                            and Chief Executive Officer

Fort Wayne, Indiana
December 12, 1996



         IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF- ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                  Home Bancorp
                       132 East Berry Street, P.O. Box 989
                         Fort Wayne, Indiana 46801-0989
                                 (219) 422-3502


                                 PROXY STATEMENT


                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 28, 1997

         This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Home Bancorp (the "Company") of proxies to be used at the Annual Meeting of Shareholders of the Company (the "Meeting") which will be held at the Holiday Inn Downtown, located at 300 East Washington Boulevard, Fort Wayne, Indiana, on Tuesday, January 28, 1997 at 2:00 p.m. local time, and all adjournments of the Meeting. The accompanying Notice of Annual Meeting and this Proxy Statement are first being mailed to shareholders on or about December 12, 1996. Certain of the information provided herein relates to Home Loan Bank fsb (the "Bank"), a wholly-owned subsidiary and predecessor of the Company.

         At the Meeting, shareholders of the Company are being asked to consider and vote upon the election of two directors of the Company and to ratify the appointment of Crowe, Chizek and Company LLP as the Company's auditors for the fiscal year ending September 30, 1997.

Vote Required and Proxy Information

         All shares of the Company's common stock, without par value (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the proposals set forth in this Proxy Statement. The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

         Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the matter shall be the act of the shareholders. Proxies marked as abstaining with respect to a proposal have the same effect as votes against the proposal. Broker non-votes have no effect on the vote. A majority of the shares of the Company's Common Stock present, in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

         Shareholders who execute proxies may revoke them at any time before they are voted at the Meeting. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Gary L. Hemrick, Secretary, Home Bancorp, 132 East Berry Street, P.O. Box 989, Fort Wayne, Indiana 46801-0989.

Voting Securities and Certain Holders Thereof

         Shareholders of record as of the close of business on December 2, 1996 (the "Voting Record Date") will be entitled to one vote for each share of Common Stock then held. As of the Voting Record Date, the Company had 2,762,350 shares of Common Stock issued and outstanding. The following table sets forth information regarding share ownership of: (i) those persons or entities known by management to beneficially own more than five percent of the Common Stock and
(ii) all directors and executive officers of the Company as a group. See "Proposal I - Election of Directors" for information regarding beneficial ownership of the Company's Common Stock by its Chief Executive Officer and its Directors.

                                                                 Shares
                                                              Beneficially         Percent
        Beneficial Owner                                         Owned             of Class
        ----------------                                         -----             --------
Home Bancorp Employee Stock Ownership Plan                      195,622              7.08%
132 East Berry Street, P.O. Box 989
Fort Wayne, Indiana  46801-0989(1)

Directors and executive officers of the Company as a            175,487              6.25%
group (11 persons)(2)
-----------------------

(1) The amount reported represents shares held by Home Bancorp's Employee Stock Ownership Plan ("ESOP"), 35,587 shares of which have been allocated to accounts of participants as of the Voting Record Date. First Bankers Trust Company, N.A., Quincy, Illinois, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to accounts of participants.

(2) Amounts include shares held directly, as well as shares held jointly with family members, held in retirement accounts, held in a fiduciary capacity or held by certain family members, with respect to which shares the listed individuals may be deemed to have sole voting and/or investment power. This amount also includes (i) 10,470 shares of Common Stock allocated to the accounts of executive officers under the ESOP over which the executive officers have sole voting and shared dispositive power, (ii) 72,627 shares of Common Stock granted to the directors and executive officers under the Company's Recognition and Retention Plan (the "RRP"), 14,533 shares over which such individuals have sole voting and dispositive power and 58,094 restricted shares as to which the voting power has been transferred to a third party until such restricted shares are vested and no longer subject to restriction and (iii) options to purchase 41,100 shares of Common Stock granted to directors and executive officers under the Company's 1995 Stock Option and Incentive Plan (the "Stock Option Plan").

                       PROPOSAL I -- ELECTION OF DIRECTORS

        The  Company's   Board  of  Directors  is  composed  of  eight  members.
Approximately one-third of the directors are elected annually to serve for a three-year term or until their respective successors are elected and qualified.

        The following table sets forth certain information, as of the Voting Record Date, regarding the composition of the Company's Board of Directors, including each director's term of office. The Board of Directors acting as the nominating committee has recommended and approved the nominees identified in the following table. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the Meeting FOR the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why a nominee might be unable to serve if elected. Except as disclosed herein, there are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.

                                                                                                        Shares of
                                                                                                       Common Stock
                                                                           Director   Term to         Beneficially      Percent
          Name               Age(1)   Position(s) Held in the Company      Since(2)    Expire             Owned        of Class
          ----              ------   -------------------------------       --------    ------             -----        --------
                                        NOMINEES

Daniel F. Fulkerson           56    Director                                 1993       2000          22,349(3)(4)         *
Walter A. McComb, Jr.         61    Director                                 1982       2000          22,349(3)(5)         *

                                        DIRECTORS CONTINUING IN OFFICE

Matthew P. Forrester          39    Director, Vice President and             1994       1999          13,550(6)            *
                                      Treasurer
Rod M. Howard                 69    Director                                 1969       1999          16,349(3)(7)         *
Luben Lazoff                  62    Director                                 1991       1999          18,849(3)(8)         *
C. Philip Andorfer            61    Director                                 1988       1998          12,499(3)(9)         *
Richard P. Hormann            70    Director                                 1987       1998          22,349(3)(10)        *
W. Paul Wolf                  64    Chairman of the Board, President         1961       1998          61,279(11)         2.21%
                                      and Chief Executive Officer

*  Less than one percent.

(1)    At September 30, 1996.

(2)    Includes service as a director of the Bank.

(3) Included in the shares of Common Stock beneficially owned by such individual are (i) 4,591 shares granted to each non-employee director under the RRP, 919 shares over which the individual has sole voting and dispositive power and 3,672 restricted shares as to which the voting power has been transferred to a third party until such restricted shares are vested and no longer subject to restriction and (ii) an option to purchase 2,758 shares granted to each non-employee director under the Stock Option Plan.

(4) Also included in the shares of Common Stock beneficially owned by Mr. Fulkerson are (i) 7,500 shares owned jointly by Mr. Fulkerson and his wife over which Mr. Fulkerson has shared voting and dispositive power and
       (ii) 7,500 shares held in the Arlene Fulkerson Trust of which Mr. Fulkerson is the sole trustee and a fifty percent beneficiary and over which he has sole voting and dispositive power.

(5) Also included in the shares of Common Stock beneficially owned by Mr. McComb are (i) 7,500 shares owned individually by Mr. McComb over which he has sole voting and dispositive power and (ii) 7,500 shares owned individually by Mr. McComb's wife over which Mr.
       McComb has shared voting and dispositive power.

(6) Included in the shares of Common Stock beneficially owned by Mr. Forrester are (i) 100 shares owned individually by Mr. Forrester over which he has sole voting and dispositive power, (ii) 1,040 shares owned jointly by Mr. Forrester and his wife, 310 shares owned individually by Mrs. Forrester and 50 shares owned jointly by Mr. Forrester and his children, over which Mr. Forrester has shared voting and dispositive power, (iii) 6,937 shares granted to Mr. Forrester under the RRP, 1,388 shares over which he has sole voting and dispositive power and 5,549 restricted shares as to which the voting power has been transferred to a third party until such restricted shares are vested and no longer subject to restriction, (iv) 1,643 shares held by the ESOP over which Mr. Forrester has sole voting and shared dispositive power and (v) an option to purchase 3,470 shares granted to Mr. Forrester under the Stock Option Plan.

(7) Also included in the shares of Common Stock beneficially owned by Mr. Howard are (i) 7,278 shares owned individually by Mr. Howard over which he has sole voting and dispositive power and (ii) 1,722 shares owned jointly by Mr. Howard and his wife over which Mr. Howard has shared voting and dispositive power.

(8) Also included in the shares of Common Stock beneficially owned by Mr. Lazoff are (i) 7,500 shares owned individually by Mr. Lazoff over which he has sole voting and dispositive power and (ii) 2,000 shares owned jointly by Mr. Lazoff and his wife and 2,000 shares owned by his wife individually over which Mr. Lazoff has shared voting and dispositive power.

(9) Also included in the shares of Common Stock beneficially owned by Mr. Andorfer are (i) 5,000 shares owned individually by Mr. Andorfer over which he has sole voting and dispositive power and (ii) 150 shares owned by his wife individually over which Mr. Andorfer has shared voting and dispositive power.

(10) Also included in the shares of Common Stock beneficially owned by Mr. Hormann are (i) 7,500 shares owned individually by Mr. Hormann over which he has sole voting and dispositive power and (ii) 7,500 shares owned by his wife individually over which Mr. Hormann has shared voting and dispositive power.

(11)   Included in the shares of Common  Stock  beneficially  owned Mr. Wolf are
       (i) 7,500 shares owned individually by Mr. Wolf over which he has sole voting and dispositive power, (ii) 7,500 shares owned by Mr. Wolf and his wife jointly over which Mr. Wolf has shared voting and dispositive power,
       (iii) 27,515 shares granted to Mr. Wolf under the RRP, 5,503 shares over which he has sole voting and dispositive power and 22,012 restricted shares as to which the voting power has been transferred to a third party until such restricted shares are vested and no longer subject to restriction, (iv) 4,098 shares held by the ESOP over which Mr. Wolf has sole voting and shared dispositive power and (v) an option to purchase 14,666 shares granted to Mr. Wolf under the Stock Option Plan.

         The business experience of each director of the Company for at least the past five years is set forth below.

         Daniel F. Fulkerson. Mr. Fulkerson has been President of McMahon Paper Co., an industrial paper distributor, since 1989. Prior to that, he served as Executive Vice President of McMahon Paper Co. from 1978 to 1989.

         Walter A. McComb, Jr. Mr. McComb has served as President of D.O. McComb & Sons Funeral Home since 1982, following his association in 1956. He also has served as President of Mark Douglas, Inc., a property management firm, since 1967.

         Matthew P. Forrester. Mr. Forrester has served as Vice President and Treasurer of the Company since its incorporation in September 1993 and has served as Vice President and Chief Financial Officer of the Bank since 1990 and 1993, respectively. He joined the Bank in April 1985 as Assistant Treasurer and later that year was named Treasurer, a position he holds to date. Prior to that, he served as an examiner for the Indiana Department of Financial Institutions.

         Rod M. Howard. Mr. Howard has been retired from Howard's Graphic Supply since 1987 and formerly was President of Howard's Camera & Gift Shops from 1968 through 1987.

         Luben Lazoff. Mr. Lazoff has been in the commercial real estate business for 12 years and has been President of Lazoff Associates, Inc. since 1993. Prior to that, Mr. Lazoff was President of Moppert-Lazoff & Co., Inc. from 1982 until 1993. He previously was associated with a local bank for 17 years as Vice-President of the Real Estate Division. Mr. Lazoff has served as Assistant Secretary of the Company and the Bank since 1993.

         C. Philip Andorfer. Mr. Andorfer has been a partner of the Leonard J. Andorfer & Company (CPA Firm) since 1963.

         Richard P. Hormann. Mr. Hormann has been an Independent Insurance Agent for 46 years and has been the Executive Vice President of Hoffman & Company, Inc. since 1979.

         W. Paul Wolf. Mr. Wolf has served as Chairman of the Board, President and Chief Executive Officer of the Company since its incorporation in September 1993. He has served as President and Chief Executive Officer of the Bank since 1970 and was named Chairman of the Board of the Bank in 1991. Prior to joining the Bank as Assistant Secretary-Treasurer in 1960, Mr. Wolf was a Commercial Bank Examiner with the Indiana Department of Financial Institutions. Mr. Wolf also currently serves on the seven member board of the Banking Department of the Indiana Department of Financial Institutions.

Meetings and Committees of the Boards of Directors

         Meetings and Committees of the Company. Meetings of the Company's Board of Directors are generally held on a monthly basis. For the fiscal year ended September 30, 1996, the Board of Directors met 11 times. During fiscal 1996, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which they served.

         The Board of Directors of the Company has standing Audit, Compensation and Nominating Committees.

         The Company's Audit Committee is responsible for the review of the Company's annual audit report prepared by the Company's independent auditors. The review includes a detailed discussion with the independent auditors and recommendation to the full Board concerning any action to be taken regarding the audit. All non-employee directors of the Company serve on this Committee. In fiscal 1996, the Company's Audit Committee did not meet at the company level; however, the subsidiary Bank's audit committee which has the identical makeup and performs the same functions, met four times during fiscal 1996.

         The Compensation Committee, consisting of Directors Fulkerson, Hormann, Howard and McComb, is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company and the Bank. Non-employee directors who do not sit on the Compensation Committee also participate in executive compensation decision making through the review, discussion and ratification of the Compensation Committee's recommendations. The Compensation Committee is also responsible for administering the Company's Stock Option Plan and the RRP. This committee met once during fiscal 1996.

         The entire Board of Directors acts as a nominating committee for selecting nominees for election as directors. Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with the notice procedures set forth in the Bylaws of the Company. Pursuant to the Company's Bylaws, nominations by shareholders must be delivered in writing to the Secretary of the Company at least 30 days prior to the date of the annual meeting.

         Meetings and Committees of the Bank. The Bank's Board of Directors meets at least monthly and held 14 meetings during the fiscal year ended September 30, 1996. During fiscal 1996, no incumbent director of the Bank attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served.

         The principal standing committees of the Bank are the Audit, Salary and Loan Committees. The Bank also has other committees which meet as needed to review various other functions of the Bank.

         The Audit Committee of the Bank, comprised of all non-employee members of the Bank's Board of Directors, recommends the appointment of the Bank's independent accountants and meets with them to outline the scope, and review the results, of each audit. The Audit Committee meets as needed and held four meetings during the fiscal 1996.

         The Bank's Salary Committee for Officers, comprised of Messrs. Fulkerson, Hormann, Howard, McComb and Wolf, determines all salaries to be paid to all officers of the Bank. Mr. Wolf excuses himself from Committee discussions concerning his salary as President and Chief Executive Officer of the Bank. The Committee met three times during the fiscal 1996.

         The Loan Committee of the Bank, currently comprised of President Wolf, four officers of the Bank and one outside director, meets weekly to review and process all loans. The Loan Committee held 58 meetings during the fiscal 1996.

Director Compensation

         The Board of Directors of the Company are not paid for their service in such capacity. The Holding Company may, if it believes it is necessary to attract qualified directors or is otherwise beneficial to the Holding Company, adopt a policy of paying directors' fees at the Company level.

         Directors of the Bank receive a retainer fee of $500 per month plus a fee of $350 per month for regular board meetings attended. Directors may miss one meeting per fiscal year and still receive the $350 monthly regular meeting fee. There are no fees paid for special meetings. In addition, for being a member of the Loan Committee, Director Lazoff receives an additional fee of $6,600 per year. The Loan Committee meets approximately once a week.

Executive Compensation

         The Company's officers do not receive any compensation for services performed in their capacity as such. The following table sets forth the compensation paid by the Bank during fiscal 1996 for services rendered by the Chief Executive Officer of the Bank. No other officer earned salary and bonus exceeding $100,000 in fiscal 1996.

                                                     SUMMARY COMPENSATION TABLE
                                                     --------------------------
                                                                                      Long Term
                                               Annual Compensation(1)                Compensation
                                               ----------------------                ------------
                                                                                        Awards
                                                                                     ------------
                                                                               Restricted
                                                                                  Stock        Options/      All Other
                                          Fiscal        Salary       Bonus       Award(s)        SARs       Compensation
       Name and Principal Position         Year           ($)         ($)          ($)           (#)            ($)
       ---------------------------         ----         ------       -----      --------       -------      ------------

W. Paul Wolf, Chairman of the Board        1996        $136,950     $1,000      $419,604(2)   73,330(3)      $42,462(4)
President and Chief Executive Officer      1995         128,500      1,000          ---          ---          22,959

                                           1994         118,000      1,000          ---          ---           4,595

(1) Mr. Wolf did not receive any additional benefits or perquisites which, in the aggregate, exceeded 10% of his salary and bonus or $50,000.

(2) Represents the dollar value, based on the $15.25 average closing price per share of the Common Stock on October 10, 1995, the date of grant. The shares of restricted stock vest in five equal annual installments (the first installment vested on October 10, 1996), provided the individual maintains "Continuous Service" (as defined in the RRP) with the Company and/or the Bank. Any dividends paid on Common Stock granted pursuant to the RRP are held in a restricted interest-bearing account until such shares are no longer subject to restriction. Based on the $15.875 average closing price per share of the Common Stock on September 30, 1996, the 27,515 restricted shares held by Mr. Wolf, had an aggregate market value of $436,800.

(3) On October 10, 1995, Mr. Wolf received options to purchase 73,330 shares of Common Stock, at an exercise price of $15.25 per share, the "Market Value" (as defined in the Stock Option Plan) of the Common Stock on the date of the grant. These options are scheduled to vest equally over a five year period, with the first installment having vested on October 10, 1996.

(4)  Represents  the Bank's  payment on behalf of Mr.  Wolf of medical  and life
     insurance  premiums  of  approximately   $3,611,  as  well  as  the  Bank's
     contribution to the ESOP of $38,851.


         The following table sets forth certain information concerning stock options granted pursuant to the Stock Option Plan to the named executive officer. No stock appreciation rights have been granted pursuant to the Stock Option Plan.

                                             OPTION GRANTS IN LAST FISCAL YEAR
                                                                                               Potential Realizable
                                                                                                 Value at Assumed
                                                                                               Annual Rates of Stock
                                                                                                Price Appreciation
                                Individual Grants                                                for Option Terms
                                -----------------                                                ----------------
                          Number of        % of Total
                         Securities         Options          Exercise
                         Underlying        Granted to         or Base
                          Options         Employees in        Price       Expiration
        Name             Granted (#)       Fiscal Year        ($/Sh)          Date            5%($)             10%($)
        ----             -----------       -----------        ------          ----            -----             ------
W. Paul Wolf             73,330(1)           30.2%           $15.25        10/10/05       $703,235(2)       $1,781,919(2)


(1) The foregoing options are scheduled to vest in five equal annual installments. The first installment vested on October 10, 1996, with each subsequent installment scheduled to vest equally on the next four anniversary dates thereafter.

(2) Represents the potential realizable value of the option grant assuming that the market price of the underlying security appreciates in value from the date of grant to the end of the option term (10 years) at the annualized rates as set forth in the table above.

         The following table sets forth certain information with respect to the number and value of stock options held by the named executive officers at September 30, 1996. No stock appreciation rights have been granted by the Corporation to date.

                         AGGREGATE OPTIONS EXERCISED IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                           Number of Securities                Value of Unexercised
                                                          Underlying Unexercised               In-the-Money Options
                                                           Options at FY-End (#)                   FY-End ($)(1)
                                                           ---------------------                   -------------
                          Shares
                       Acquired on        Value
                         Exercise       Realized
       Name                 (#)            ($)         Exercisable      Unexercisable     Exercisable       Unexercisable
       ----                 ---            ---         -----------      -------------     -----------       -------------
   W. Paul Wolf           73,330           ---            14,666            58,664          $13,786           $55,144

(1) Represents the aggregate market value of the stock options as of September 30, 1996. The market value per share of the stock options is the difference between the market price per share of the Common Stock ($16.19 per share based upon the average of the closing bid and asked price per share of the Common Stock as reported on the Nasdaq National Market on September 30,
     1996), less the exercise price ($15.25 per share) of the stock options.


Pension Plan

         The Bank's salaried employees are included in the Financial Institutions Retirement Fund ("the Pension Plan"), a noncontributory multiple employer comprehensive pension plan. Separate actuarial valuations are not made for individual employer members of the Pension Plan. The Bank's salaried full-time employees are eligible to participate in the plan once they have completed one year of service for the Bank and attained 21 years of age, if they complete 1,000 hours of service in a calendar year. An employee's pension benefits are 100% vested after 5 years of service.

         The Pension Plan provides for monthly retirement benefits determined on the basis of the employee's highest five-year average salary and years of service. Benefits defined at age 65, early retirement, disability and death benefits are payable under the Pension Plan, depending upon the participant's age and years of service.

         The estimated base annual retirement benefits presented on a straight-line basis payable at normal retirement age (65) under the Pension Plan to persons in specified salary and years of service classifications are as follows (benefits noted in the table are not subject to any offset):

       Highest Average
        Compensation                                         Years of Service
        ------------                                         ----------------
                                         20            25            30            35            40
                                       ------        ------        ------        ------        ------
         $ 60,000..............        15,000        18,750        22,500        26,250        30,000
           80,000..............        20,000        25,000        30,000        35,000        40,000
          100,000..............        25,000        31,250        37,500        43,750        50,000
          120,000..............        30,000        37,500        45,000        52,500        60,000
          140,000..............        35,000        43,750        52,500        61,250        70,000
          160,000..............        40,000        50,000        60,000        70,000        80,000

         The maximum annual benefit permitted under the Pension Plan for fiscal 1996 is $120,000. The years of service credited to Mr. Wolf under the Pension Plan as of September 30, 1996 were 36. The Board of Directors may terminate this plan, or modify it to reduce the level of future benefits in order to reduce the costs of the plan to the Bank.

Employment Agreement

         The Bank has entered into employment contracts with President Wolf and executive officers Forrester, Fitzgerald, Hemrick and Thornton effective as of the completion of the Conversion, March 29, 1995. The employment contracts provide for an annual base salary in an amount not less than such individual's salary as of that date, with an initial term of three years for Mr. Wolf and two years for the other executive officers. The contracts provide for extensions of one year, in addition to the then-remaining term under the agreement, on each anniversary of the effective date of the contract, subject to a formal performance evaluation performed by disinterested members of the Board of Directors of the Bank. The contracts provide for termination upon such employee's death, for cause or in certain events specified by OTS regulations. The employment contracts are also terminable by the employee upon 90 days notice to the Bank.

         The employment contracts provide for payment to the employee of the greater of his salary for the remainder of the term of the agreement, or 299% of the employee's base compensation, in the event there is a "change in control" of the Bank where employment terminates involuntarily in connection with such change in control or within twelve months thereafter. For the purposes of the employment contracts, a "change in control" is defined as any event which would require the filing of an application for acquisition of control or notice of change in control pursuant to Office of Thrift Supervision regulations. Such events are generally triggered by the acquisition of control of more than 10% of the Company's Common Stock. Based on his current salary, if Mr. Wolf was terminated as of September 30, 1996, under circumstances entitling him to severance pay as described above, he would have been entitled to receive a lump sum cash payment of approximately $361,000.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with during the fiscal year ended September 30, 1996.

Compensation Committee Report on Executive Compensation

         The Compensation Committee is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies, as well as administering the Stock Option Plan and the RRP. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company and the Bank. Non-employee directors who do not sit on the Compensation Committee also participate in executive compensation decision-making through the review, discussion and ratification of the Compensation Committee's recommendations.

Overview and Philosophy

         Since the Conversion, the Compensation Committee has developed and implemented an executive compensation program which is based on guiding principles designed to align executive compensation with the values and objectives, business strategy, management initiatives, and the business and financial performance of the Company. In applying these principals, the Compensation Committee has established a program to:

o Support a performance-oriented environment that rewards performance not only with respect to the Company's goals but also the Company's performance as compared to that of industry performance levels;

o Attract and retain key executives critical to the long-term success of the Company and the Bank;

o    Integrate   compensation  programs  with  both  the  Company's  annual  and long-term strategic planning and measuring processes; and

o Reward executives for long-term strategic management and the enhancement of shareholder value.

        Furthermore,   in  making  compensation  decisions,   the  Compensation
Committee focuses on the individual contributions of executive officers to the Company and the Bank. The Compensation Committee uses its discretion to set executive compensation where, in its judgment, external, internal or an individual's circumstances warrant it. The Compensation Committee also periodically reviews the compensation policies of other similarly situated companies, as set forth in various industry publications, to determine whether the Company's compensation decisions are competitive within its industry.

Executive Officer Compensation Program

         The executive officer compensation program is comprised of base salary, annual incentive bonuses, long-term incentive compensation in the form of stock options and restricted stock awards, and various benefits, including medical and pension plans generally available to employees of the Company and the Bank.

         Base Salary. Base salary levels for executive officers are competitively set relative to companies in the thrift industry. In determining salaries, the Compensation Committee also takes into account individual experience and performance and specific issues particular to the Company and the Bank.

         Annual Incentive Bonuses. Executive officers are paid a nominal annual incentive bonus in December if the Company's targeted goals established at the beginning of each year are met (including its targeted goals for return on assets, return on equity and asset quality) and certain safety and soundness standards at the Bank level are maintained.

         Stock Benefit Plans. The Company's Stock Option Plan and RRP are the Company's long-term incentive plans for directors, officers and employees. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and the Company's performance, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. Awards are made at a level calculated to be competitive with the thrift industry and within the limits prescribed by the OTS.

Chief Executive Officer Compensation

         Mr. Wolf was appointed to the position of President and Chief Executive Officer of the Bank in 1970 and Chairman in 1991 and also serves in such capacities with the Company. Mr. Wolf is currently receiving a base salary of approximately $138,600 per year, subject to such adjustments in future years as shall be determined by the Compensation Committee. Mr. Wolf's base salary for fiscal 1996 was approximately $136,950. The increase reflected the Compensation Committee's consideration of base salaries in the industry, Mr. Wolf's increased responsibilities of running a public company, and the Committee's and the Board's assessment of Mr. Wolf's performance over the year in recognition of the performance by the Company during fiscal 1996 as compared to the Company's goals.

         Mr. Wolf was also awarded a cash bonus in December 1995 of $1,000 for his vital role and increased work load in connection with the Conversion of the Bank to stock form and the investing of the net conversion proceeds, the Company's fiscal 1996 performance and Mr. Wolf's individual performance.

         In October 1995, Mr. Wolf was granted long-term incentive awards consisting of options to purchase 73,330 shares of Common Stock and 27,515 shares of restricted stock. These awards vest in equal installments over a five year period. The first installment vested on October 10, 1996. Such long-term incentive awards are similar to the types and amount of awards granted to other executive officers in the industry and are within the quantitative formula limits prescribed by the OTS.

         In 1993, Section 162(m) was added to the Internal Revenue Code, the effect of which is to eliminate the deductibility of compensation over $1 million, with certain exclusions, paid to each of certain highly compensated executive officers of publicly held corporations, such as the Company. Section 162(m) applies to all remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. Because the current compensation of each of the Company's and the Bank's executive officers is well below the $1 million threshold, the Company has not yet considered its policy regarding this provision.

Daniel F. Fulkerson   Richard P. Hormann   Rod M. Howard   Walter A. McComb, Jr.


Shareholder Return Performance Presentation

         The line graph below compares the cumulative total shareholder return on the Company's Common Stock to the cumulative total return of a broad index of the Nasdaq Market and a savings and loan industry index for the period March 29, 1995 (the date the Company became a public company) through September 30, 1996.

            PROPOSAL II - RATIFICATION OF THE APPOINTMENT OF AUDITORS


         The Board of Directors has renewed the Company's arrangement for Crowe, Chizek and Company LLP to be its auditors for the 1997 fiscal year, subject to the ratification of the appointment by the Company's shareholders. A representative of Crowe, Chizek and Company LLP is expected to attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if he so desires.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF CROWE, CHIZEK AND COMPANY LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1997.


                              SHAREHOLDER PROPOSALS

         In order to be eligible for inclusion in the Company's proxy materials for the next Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's main office, 132 East Berry Street, P.O. Box 989, Fort Wayne Indiana 46801-0989 no later than August 14, 1997. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.


                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company and the Bank may solicit proxies personally or by telecopy or telephone without additional compensation.

                                 REVOCABLE PROXY
                                  HOME BANCORP

[ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE

                Annual Meeting of Shareholders - January 28, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby appoints the Board of Directors with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock, without par value (the "Common Stock"), of Home Bancorp (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Holiday Inn Downtown, located at 300 East Washington Boulevard, Fort Wayne, Indiana, at the date and time set forth in the Notice of Annual Meeting and at any and all adjournments and postponements thereof, as follows:

I. The election of the following directors for 3-year terms (except as marked to the contrary below):

   DANIEL F. FULKERSON    WALTER A. McCOMB, JR.

   [   ] FOR      [   ] WITHHOLD      [   ] FOR ALL EXCEPT

INSTRUCTION:To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

II. The ratification of the appointment of Crowe, Chizek and Company LLP, independent auditors for the Company for the fiscal year ending September 30, 1997.


   [   ] FOR      [   ] AGAINST      [   ] ABSTAIN

         In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

         THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCHMEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. The shareholder acknowledges receipt from the Company, prior to the execution of this Proxy, of the Notice of Annual Meeting, the related Proxy Statement and the Corporation's Annual Report to Shareholders for the fiscal year ended September 30, 1996.

         Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Date_________________________________


_____________________________________
Stockholder sign above

_____________________________________
Co-holder (if any) sign above



    Detach above card, sign, date and mail in postage paid envelope provided.


                                  HOME BANCORP


         This proxy may be revoked at any time before it is voted. This proxy may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Gary L. Hemrick, Secretary, Home Bancorp, 132 East Berry Street, P.O. Box 989, Fort Wayne, Indiana 46801-0989. Upon revocation of this proxy, the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY